Exhibit 99.1

   Community Bancorp Inc. to Present at Sandler O'Neill Conference

    ESCONDIDO, Calif.--(BUSINESS WIRE)--March 4, 2005--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC), parent company of Community National Bank, today announced plans to participate in the California Emerging Bank Panel at the Sandler O'Neill & Partners West Coast Financial Services Conference. Michael J. Perdue, President and CEO of Community, will present on March 10, 2005, at 7:10 a.m. PST.
    The conference, set for March 10 and 11 at Southern California's Four Seasons Resort, Aviara, will be available in its entirety, both live and via 30-day replay, at www.sandleroneill.com. In addition, the audio of the conference can be heard by dialing (800) 239-8730 and referencing Session One of the Sandler O'Neill conference.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $641 million in assets as of December 31, 2004, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with ten retail banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD-LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

    CONTACT: Community Bancorp Inc.
             Michael J. Perdue
             President and CEO
             (760) 432-1100
             www.comnb.com